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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                             -----------------------

                                    FORM 8-K

                                 CURRENT REPORT

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                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): January 9, 1997


                                  TIFFANY & CO.

             (Exact name of Registrant as specified in its charter)









Delaware                                    1-9494              13-3228013
(State or other jurisdiction                (Commission         (I.R.S. Employer
 of incorporation)                          File Number)        Identification
                                                                Number)





727 Fifth Avenue, New York, New York        10022
(Address of principal executive offices)    (Zip Code)


       Registrant's telephone number, including area code: (212) 755-8000


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Item 5.  Other Events.

         On January 9, 1997, Registrant announced its preliminary, unaudited sales figures for the period November 1 to December 31, 1996. The text of the announcement is provided below:

         New York, January 9, 1997 -- Worldwide net sales at Tiffany & Co. (NYSE-TIF) in the November 1 - December 31 holiday season rose 15 percent over 1995. Sales increases were realized in all three of Tiffany's channels of distribution, led by strong performance in the United States and Japan, Tiffany's two largest markets.

U.S. Retail sales in the holiday season increased 13 percent over the prior year, resulting from 10 percent comparable store sales growth as well as strong initial results from two new U.S. stores opened in 1996.

Direct Marketing sales rose 12 percent due to substantially higher catalog sales and fine growth in corporate sales to U.S. businesses.

International retail sales increased 17 percent due to solid growth across most international markets. In Japan, total retail sales in local currency rose 34 percent due to 16 percent comparable store sales growth and strong results from Tiffany's flagship store in Tokyo that opened in May 1996. As a result of the weaker yen, Japan retail sales rose 20 percent over 1995 when translated into U.S. dollars. Strong sales growth was also achieved in other Asia-Pacific markets, as well as in Europe and Canada.

All results are based on unaudited sales.

William R. Chaney, chairman, said, "This strong holiday sales performance, when combined with solid year-to-date growth, ensures another excellent year for Tiffany & Co. These results continue to confirm the success of our worldwide expansion, merchandising and marketing initiatives. While focusing on important growth opportunities in new and existing markets, we continue to build worldwide customer awareness of Tiffany's exceptional product offerings and value. We are very pleased with our performance in 1996 and are equally enthusiastic about our plans for continued expansion in the new year."

Tiffany & Co. is the internationally renowned jeweler and specialty retailer. Sales are made through TIFFANY & CO. stores and boutiques, and to select retailers and distributors, in the United States, Asia-Pacific, Europe, Canada and the Middle East. Direct Marketing sales are made through Tiffany's corporate and catalog divisions.

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                                  SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                  TIFFANY & CO.


                                  BY:  /S/ James N. Fernandez
                                      ------------------------------------

                                           James N. Fernandez
                                           Senior Vice President - Finance
Date: January 10, 1997                     and Chief Financial Officer
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